Exhibit 10.1

ASSET CONVEYANCE AGREEMENT

This ASSET CONVEYANCE AGREEMENT (this “Agreement”) is entered into as of October 11, 2023, by and among Fintech Scion Limited, a Nevada corporation (“Purchaser”) and CICO Digital Solutions Limited, a British Columbia company (“Seller”). Purchaser and Seller are also referred herein as a “Party” or collectively as the “Parties.”

RECITALS

A.              Seller owns and operates a business of providing a service platform and software application for (i) the purpose of facilitating services for merchants including, but not limited to card issuing, IBANs and FX cross-border payments and (ii) offering a backend as a service for user management services, wire management services and all ancillary services (the “Business”).

B.              Purchaser desires to purchase from Seller, and Seller desires to sell, transfer, assign, and deliver to Purchaser, certain assets of Seller utilized in the Business upon the terms and subject to the conditions in this Agreement.

AGREEMENT

For and in consideration of the premises, agreements and covenants set forth hereinafter and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

1.               SALE OF PURCHASED ASSETS; PURCHASE PRICE.

1.1            Transfer of Purchased Assets. Subject to the terms and conditions of this Agreement, as of the Closing Date, Seller hereby sells, transfers, assigns and delivers to Purchaser, and Purchaser accepts, acquires, and assumes from Seller, free and clear of all liens and encumbrances, all right, title and interest to the assets owned and used by Seller in connection with the Business, except the Excluded Assets, which shall include the following assets (collectively, the “Purchased Assets”):

(a)             all of the inventory, equipment, furniture, fixtures, machinery, vehicles, office furnishings, computers, computer software and other personal property listed in Schedule 1.1(a) (the “Purchased Inventory”);

(b)            the contracts set forth on Schedule 1.1(b) (the “Purchased Contracts”);

(c)             all customer lists, documents, records, operating manuals, and files, to the extent transferrable in accordance with applicable law;

(d)            all intangible assets and intellectual property set forth on Schedule 1.1(e) (the “Purchased IP”);

(e)             all accounts receivable not yet paid to Seller as of the Closing;

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(f)              all advance payments, prepayments, prepaid expenses and deposits; and

(g)             all goodwill of Seller relating to the operation of the Business and the other Purchased Assets as a going concern.

1.2            Excluded Assets. Notwithstanding any other provision of this Agreement to the contrary, the Purchased Assets do not include, and Seller shall retain all right and title to, the following assets (the “Excluded Assets”):

(a)             all rights of Seller arising under this Agreement;

(b)             Seller’s employee benefits agreements, if any;

(c)             the corporate records of Seller;

(d)             all bank accounts of Seller;

(e)             all insurance policies and all rights to applicable claims and proceedings thereunder;

(f)             all assets, businesses and properties of every kind, nature and description, real, personal and mixed, tangible and intangible, and wherever located, not used by Seller exclusively in connection with the Business, provided, however, that this exclusion shall not apply to any Intellectual Property, whether registered or unregistered, that is related to the Business in any way, even if such Intellectual Property is not used exclusively in connection with the Business;

(g)            Seller’s Tax records pertaining to the Business for tax periods ending on or prior to the Closing Date and any refunds or claims for refunds of Taxes relating to the Business for all periods prior to the Closing Date;

(h)            all cash and cash equivalents; and

(i)             all the other assets, rights, interests or properties of Seller not included in Purchased Assets.

1.3           Assumed Liabilities. On the Closing Date, Seller assigns and delegates to Purchaser, and Purchaser assumes and agrees to discharge, from and after the Closing Date, the liabilities or obligations of Seller arising in connection with the Purchased Assets that are set forth on Schedule 1.3 (the “Assumed Liabilities”). For the avoidance of doubt, Purchaser shall not assume any liabilities or obligations of Seller that are not set forth on Schedule 1.3.

1.4           Excluded Liabilities. Other than the Assumed Liabilities, Purchaser will not assume, become responsible for or otherwise obligated to pay, perform or discharge any liabilities or obligations of Seller, including all accounts payable, whether related to the Business or otherwise and regardless of when accruing or arising, and all taxes relating to the Business or the Purchased Assets for any taxable period (or portion thereof) ending on the Closing Date (the “Excluded Liabilities”). At the Closing, Seller will retain all Excluded Liabilities.

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1.5              Purchase Price. As consideration for the transfer and sale of the Purchased Assets, Purchaser will issue to Seller One Hundred Million (100,000,000) shares of common stock of the Purchaser, par value $0.001 per share, to the account(s) of Seller.

2.                 ALLOCATION OF PURCHASE PRICE.

2.1              Allocation. The Parties agree: (a) that the Purchase Price (and all other amounts treated as consideration for tax purposes) will be allocated for state and federal tax purposes (including income, excise, sales, use, personal property, and transfer taxes, and otherwise) among the Purchased Assets in accordance with a calculation, prepared by Purchaser as soon as practical after the Closing, pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended; (b) to file an IRS Form 8594 with its federal income tax return consistent with this allocation for the tax year in which the Closing Date occurs; and (c) that neither Party will take a position on any tax return or in any filings with any governmental entity charged with the collection of taxes or having jurisdiction over the transactions contemplated by this Agreement or in any proceeding arising in connection therewith, that is in any manner inconsistent with this allocation.

3.               CLOSING.

3.1            Closing Date. The closing for the consummation of the transactions described in this Agreement (the “Closing”) will take place at the offices of Seller no later than the third business day after fulfillment or waiver of all the conditions described in Section 7 and Section 8 have occurred or been waived. The date on which the Closing actually occurs is referred to as the “Closing Date.” The Closing will be effective for tax, accounting, and all other purposes as of 12:01:01 a.m. Eastern Time on the Closing Date. Notwithstanding the foregoing, the Parties agree that the Closing may be effected remotely by the delivery of documents and signature pages via facsimile, email PDF or other electronic means, or overnight courier.

3.2            Closing Deliveries.

(a)             At the Closing, Seller will deliver to Purchaser:

(i)              a bill of sale and assignment and assumption agreement in a form mutually agreed upon by the Parties, duly executed by Seller, conveying to Purchaser good and marketable title to the Purchased Assets (the “Bill of Sale”);

(ii)            a copy of the resolutions or written consent of Seller authorizing the execution, delivery, and performance of this Agreement, which shall be true and correct and in full force and effect as of the Closing Date;

(iii)          consents to the transaction duly executed by the persons or under the contracts set forth on Schedule 3.2(a)(iii);

(iv)           a properly executed and completed IRS Form W-9 from the Seller;

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(v)             such additional agreements, documents, instruments and certificates as may be reasonably necessary to effect the transactions described in this Agreement for the transfer to and assumption by Purchaser of all Purchased Assets.

(b)            At the Closing, Purchaser will deliver to Seller:

(i)             the Bill of Sale, duly executed by Purchaser;

(ii)

(iii)          the Purchase Price; and

(iv)           such additional agreements, documents, instruments and certificates as may be reasonably necessary to effect the transactions described in this Agreement for the transfer to and assumption by Purchaser of all Purchased Assets.

(c)             In making the payments and deliveries set forth above at Closing, Purchaser is relying on the closing funds flow memorandum agreed upon by the Parties hereto prior to the Closing Date (the “Funds Flow Memorandum”). Notwithstanding anything to the contrary in this Agreement or elsewhere, Purchaser shall not be in any way responsible for or liable in connection with any error or omission with respect to any amounts paid pursuant to the Funds Flow Memorandum.

4.               SELLER’S REPRESENTATIONS AND WARRANTIES.

Seller represents and warrants to Purchaser that the statements in this Section 4 are true, complete and correct as of the Closing Date, except as set forth in the schedules attached to this Agreement (the “Schedules”):

4.1            Organization and Good Standing. Seller is a company duly organized, validly existing and in good standing under the laws of British Columbia with all requisite power and authority to conduct its business as now conducted, to own and operate its assets and properties and to carry on its business.

4.2            Authorization of Transaction. Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and legally binding agreement, enforceable against the Seller in accordance with the terms and conditions hereto, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other applicable law of general application affecting enforcement of creditors’ rights generally.

4.3            Title to Assets. Seller has good and marketable title to the Purchased Assets to be transferred by it to Purchaser, free and clear of all restrictions on transfer, liens, options, warrants, rights of first refusal and other purchase rights, contracts, commitments, equities, claims and demands (collectively, “Encumbrances”), other than Encumbrances that will be discharged on or before the Closing.

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4.4            Inventory. All inventory of Seller: (a) was acquired and has been maintained in the ordinary course of business; (b) is of good and merchantable quality; and (c) consists substantially of a quality, quantity, and condition usable, leasable, or saleable in the ordinary course of business, consistent with past practices.

4.5            Permits. To Seller’s knowledge, (a) all permits, licenses, approvals, authorizations, registrations, certificates (collectively, the “Permits”) and similar rights obtained, or required to be obtained, from governmental authorities that are material to the operation of the Business are in good standing, and there is currently no pending or threatened action by any governmental authority or other person to take any adverse action relating to any of the Permits.

4.6            Suppliers and Customers.

(a)             Since January 1, 2022, no supplier of Seller that provides products, supplies, or services to Seller pursuant to a Purchased Contract (each, a “Key Supplier”) has canceled or threatened to cancel any contract with Seller or to not provide, products, supplies, or services to Seller. Seller’s relationship with its suppliers is good. To Seller’s knowledge, no Key Supplier is unable to supply the products or services supplied by them to Seller in order to meet the specifications provided with respect thereto. No Key Supplier has delivered written notice to Seller that it intends to cease or materially diminish or raise prices for its supply of goods or services to Seller.

(b)            Since January 1, 2022, no customer of Seller that purchases products, goods, or services from Seller pursuant to a Purchased Contract (each, a “Key Customer”) has canceled any contract with Seller and there has been no written threat delivered to Seller by any Key Customer to cancel any order for (or to not exercise any option for) products, supplies or services from Seller at any time since January 1, 2022. No Key Customer has delivered written notice to Seller that it intends to cease or materially diminish its purchase of goods or services from Seller.

(c)             All government contracts awarded to the Seller pursuant to a procurement that was restricted to bidders qualified as a “small business”, “small disadvantaged business”, “veteran owned small business” or other preferential status, or a “minority set aside” or other “set aside” status, or premised on any representation that the Seller qualified as a “small business”, “small disadvantaged business”, “veteran owned small business”, or other preferential status, or a “minority set aside” or other “set aside” status are listed in Schedule 4.6(c).

(d)            No funding, facilities, or personnel of any Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any of the Seller’s intellectual property. All intellectual property developed, delivered or used under or in connection with any government contract or government bid has been properly and sufficiently marked and protected so that no more than the minimum rights or licenses required under applicable law have been granted to a governmental authority or other person.

4.7            Consents and Approvals. To Seller’s knowledge, except as set forth in Schedule 4.6, no consent, approval or authorization of any governmental authority or other third party is necessary for the authorization, execution and performance of this Agreement by Seller.

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4.8            Data Privacy and Cyber Security. In connection with its collection, storage, transfer and/or use of any personal information, Seller is and has been, in material compliance with all applicable privacy and/or data security Laws and the requirements of any contract to which Seller is a party. Seller has implemented and maintains commercially reasonable physical, technical, administrative, and organizational measures designed to protect personal information and other confidential information processed by it or on its behalf from and against unauthorized access, acquisition, exfiltration, modification, use, theft, or disclosure. Seller has not had any breaches or lapses of security, denial of service attacks, nor any unauthorized access to, use, modification, acquisition, disclosure of, or other misuse of any personal information or confidential information. To Seller’s knowledge, the execution, delivery, or performance of this Agreement and the consummation of the contemplated transactions under this Agreement will not result in or give rise to any right of termination or other right to impair or limit the Purchaser’s rights to use any personal information or confidential information used in or necessary for the conduct of the business post-Closing.

4.9            Intellectual Property.

(a)             Seller exclusively owns the Purchased IP, free and clear of all liens and encumbrances and the Purchased IP is valid, enforceable and subsisting. The Purchased Assets, including the Purchased IP, are hereby assigned to Purchaser by this Agreement. As for the patent applications set forth on Schedule 1.1(e), Seller hereby agree to execute any documentation necessary to effectuate the assignment of such patents in favor of Purchaser, including the Patent Assignment Agreement. If Seller fails or refuses to execute an assignment or any other document necessary to effectuate a transfer of ownership of the Purchased Assets, including the Purchased IP, Seller agrees that this Agreement shall act as such an assignment and may be duly recorded to effectuate the transfer of the Purchased Assets, including the Purchased IP, with any governing office for registration of such Intellectual Property. Seller will also cooperate with Purchaser from now until the end of time and will execute all documents required to obtain any intellectual property protection in any jurisdiction where the signature of Seller may be necessary.

(b)            Seller further warrant that all Intellectual Property, no matter the form, relating to the business dealings of Seller are listed on Schedule 1.1(e) hereto. For purposes of this Agreement, “Intellectual Property” shall mean all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs, and improvements, including, without limitation, enhancements to, or further interpretation or processing of, information that was in the possession of Seller prior to the date of this Agreement that are in any way related to the business dealings and/or the technological field of Seller.

(c)             Seller further assigns to Purchaser any and all improvements on the Purchased Assets and Purchased IP that may be eligible for a patent in the United States and in any jurisdiction outside the United States that Purchaser desires to seek protection in, at the sole discretion of Purchaser. Any decision of Purchaser not to pursue protection and/or registration of any intellectual property that may be related to the business of Seller does not release the Seller from its obligation to assign such Intellectual Property to Purchaser.

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(d)            Seller further warrants and represents that Seller’s activities do not infringe on the intellectual property rights of any third party and that neither Seller has been made aware of any potential for infringement on the intellectual property rights of any third party.

(e)             The files associated with the patent applications listed in Schedule 1.1(e) shall be turned over to Purchaser and/or an Attorney of Purchaser’s choice at the Closing. Seller shall execute any documents necessary to change representation of the patent applications listed in Schedule 1.1(e) to an Attorney of Purchaser’s choice.

(f)              Seller further warrants that there has been no change to the status of the patent applications listed in Schedule 1.1(e) as of October 11, 2023, and that the patent applications listed therein remain pending and in good status.

(g)             Seller also assigns each invention dealing with the business of the Seller, that has been disclosed by an inventor to the Seller but that has not yet been filed. Associated with such inventions that have not been disclosed, Seller shall provide Purchaser with any invention disclosure information, any search information, any search opinion, any patentability assessment and/or patentability opinion in the possession of Seller regardless of whether such information was provided to Seller by counsel, and the Seller considers such information privileged.

(h)            Seller warrants to Purchaser that any and all trademarks that have been used or that the Seller has contemplated using in connection with the Business, whether registered or not registered, is listed in Schedule 1.1(e).

(i)              Seller warrants that any works of authorship in any form which may be protectible by copyright, any and all information relating to the work of authorship, any agreements relating to the acquisition and/or ownership of the work of authorship, and any such tangible medium upon which the original work of authorship is stored or created upon is listed in Schedule 1.1(e).

(j)              Any and all Intellectual Property Licenses that Seller is a party to, either as the licensor or the licensee, is listed in Schedule 1.1(e).

(k)            Seller warrants that any intellectual property interest listed in Schedule 1.1(e) is not encumbered by any security interest.

(l)              Any and all Intellectual Property that Seller owns is duly listed in Schedule 1.1(e) and has been properly assigned to Seller. Said assignments for the Intellectual Property have been properly recorded with a governing office capable of issuing registration for the Intellectual Property, and any person that may have potentially claimed an interest in the Intellectual Property has duly executed an assignment of any rights in the Intellectual Property in favor of Seller.

4.10         Taxes. Seller has (i) filed all federal, state and local tax returns required to be filed by it prior to the Closing Date and has paid or made provision for the payment of all taxes and assessments (including without limitation income, excise, unemployment, social security, occupation, franchise, property, sales and use taxes, services taxes, import duties or charges, and all penalties and interest with respect thereto) that are due and payable, whether or not in connection with such returns, and (ii) not signed any extension agreement with any taxing authority and knows of no open matters for any prior periods.

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4.11         Litigation. To Seller’s knowledge, except as set forth in Schedule 4.11, there is no claim, litigation, investigation or proceeding (“Litigation”) pending or threatened at law or in equity or before any court, legislative or administrative tribunal or governmental agency relating to or affecting the Seller with respect to the Business. There has not been any and is no Litigation pending or threatened, which questions the validity of this Agreement or which, if adversely determined or publicly disclosed, could reasonably be expected to adversely affect the ability of Seller to consummate the transactions described in this Agreement.

4.12         Benefit Plans. Neither Seller nor any person, trade or business, whether or not incorporated, that is treated as a single employer with Seller under Sections 414(b), (c), (m) or (o) of the Code, has ever sponsored, maintained, or contributed to any: (i) “pension plan” within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974 (“ERISA”) that is subject to Title IV of ERISA or the minimum funding standards under Section 302 of ERISA and Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section 3(37) of ERISA; (iii) “multiple employer plan” within the meaning of Section 413(c) of the Code; or (iv) “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

For purposes of this Agreement, the term “Seller’s knowledge” or words of similar import means the actual knowledge of any Person after reasonable inquiry of such Person’s direct reports.

5.               PURCHASER’S REPRESENTATIONS AND WARRANTIES.

5.1            Organization and Good Standing. Purchaser is a corporation company duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite power and authority to conduct its business as now conducted and to own and operate its assets and properties and to carry on its business.

5.2            Authorization of Transaction. Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and legally binding agreement, enforceable against it in accordance with its terms and conditions, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other applicable law of general application affecting enforcement of creditors’ rights generally.

5.3            Consents and Approvals. To Purchaser’s knowledge, no consent, approval or authorization of any governmental authority or other third party is necessary for the authorization, execution and performance of this Agreement by Purchaser.

5.4            Broker Fees. Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

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5.5            Purchaser’s Investigation and Reliance. Purchaser is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Business, the Purchased Assets, the Assumed Liabilities, and the transactions contemplated hereby, which investigation, review and analysis were conducted by Purchaser together with expert advisors, including legal counsel, that it has engaged for such purpose. Purchaser and its Representatives have been provided with full and complete access to the Representatives, books and records of the Seller relating to the Business and other information that they have requested in connection with their investigation of the Business, the Purchased Assets, the Assumed Liabilities and the transactions contemplated hereby. Purchaser has no knowledge or reason to believe that any of the representations or warranties made by Seller as of the date hereof are untrue, incomplete, or inaccurate. Nothing in this Section 5.5 is intended to modify or limit any of the representations or warranties of the Seller set forth in Section 4.

6.               COVENANTS AND AGREEMENTS.

6.1            By Seller.

(a)             Access; Further Assurances. Seller shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable. At any time and from time to time after the Closing, at Purchaser’s request and without further consideration, Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and delivery and confirmation and take such action as Purchaser may reasonably deem necessary in order more effectively to transfer, convey and assign to Purchaser and to confirm Purchaser’s title to, the Purchased Assets.

(b)            Confidentiality. In the event the transactions described by this Agreement are not consummated for any reason, Seller will return to Purchaser all records and information provided to Seller by Purchaser, and Seller shall treat all such records and information as confidential.

6.2            By Purchaser.

(a)             Access and Further Assurances. Purchaser shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper, or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable. At any time and from time to time after the Closing, at Seller’s request and without further consideration, Purchaser will execute and deliver such other instruments and take such action as Seller may reasonably deem necessary to confirm transfer to Purchaser of the Assumed Liabilities or otherwise to effectuate the transactions described in this Agreement.

(b)            Confidentiality. In the event the transactions described in this Agreement are not consummated for any reason, Purchaser will promptly return to Seller all records and information provided to Purchaser from Seller or the Business, and Purchaser will treat all such records and information as confidential.

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6.3            Regulatory Filings. Each Party shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of, and to give all notices to and make all filings with, all governmental authorities and other third parties that are required pursuant to obligations imposed on such Party pursuant to any license, law or contract set forth on Schedule 6.4, for its execution and delivery of, the performance of its obligations pursuant to, and the consummation of the transactions contemplated under this Agreement, and each Party will cooperate fully with the other Party in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings.

7.             CONDITIONS PRECEDENT TO PURCHASER’S OBLIGATIONS.

Purchaser will not be obligated to consummate the transactions described in this Agreement, unless each of the following conditions is fulfilled or performed (unless expressly waived in writing by Purchaser) before or at the Closing:

7.1            Compliance. With respect to the Business, there shall not be any pending audit, investigation or claim against Seller with respect to the Business by any governmental authority that, if determined adversely to Seller, would have a material adverse effect on the Business. With respect to the Business, the representations and warranties made by Seller in this Agreement and the statements contained in the Schedules attached hereto or in any instrument, list, certificate or writing delivered by Seller pursuant to this Agreement will be true and accurate in all material respects on the Closing Date.

7.2            Performance by Seller. Seller will have performed and complied with all covenants, agreements, obligations and conditions required by this Agreement to be so complied with or performed by it.

7.3            Delivery of Documents. Seller will have delivered to Purchaser the certificates, instruments and other documents required to be delivered by it pursuant to Section 3.2(a).

7.4            Consents. All consents, approvals and authorizations listed in Schedule 4.7 will have been obtained.

7.5            Litigation. No litigation will be pending or threatened which challenges or seeks to challenge, or which could prevent or cause the rescission of, the consummation of the transactions described in this Agreement.

7.6            Frustration of Closing Conditions7.7. Purchaser may not rely on the failure of any condition set forth in this Section 7 to be satisfied if such failure was caused by Purchaser’s failure to use efforts to cause the Closing to occur as required by Section 6.2(a) and Section 6.4.

8.               CONDITIONS PRECEDENT TO SELLER’S OBLIGATIONS.

Seller will not be obligated to consummate the transactions contemplated hereby unless each of the following conditions is fulfilled or performed (unless expressly waived in writing by Seller) prior to or at the Closing:

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8.1            Compliance. The representations and warranties made by Purchaser in this Agreement and the statements contained in any instrument, list, certificate or writing delivered by Purchaser pursuant to this Agreement will be true and accurate in all material respects on the Closing Date.

8.2            Performance by Purchaser. Purchaser will have performed and complied with all agreements, obligations and conditions required by this Agreement to be so complied with or performed by it.

8.3            Delivery of Documents. Purchaser will have delivered to Seller the certificates, instruments and other documents required to be delivered by it pursuant to Section 3.2(b).

8.4            Litigation. No litigation will be pending or threatened which challenges or seeks to challenge, or which could prevent or cause the rescission of, the consummation of the transactions described in this Agreement.

8.5            Payment of Purchase Price. Purchaser will have paid the Purchase Price as set forth in Section 1.5.

8.6            Frustration of Closing Conditions8.7. Seller may not rely on the failure of any condition set forth in this Section 8 to be satisfied if such failure was caused by Seller’s failure to use efforts to cause the Closing to occur as required by Section 6.1(a) and Section 6.4.

9.               TERMINATION.

9.1            Termination. This Agreement may be terminated and the transactions contemplated hereunder may be abandoned at any time prior to the Closing: (a) by mutual consent of the Parties; (b) by either Party if there has been a material misrepresentation or a material breach of a warranty, covenant or agreement contained herein that remains uncured for a period of thirty (30) days following delivery of written notice of such breach by the non-breaching Party and such terminating Party is not itself in material breach of its obligations under this Agreement; (c) by either Party if Seller (in the case of termination by Purchaser) or Purchaser (in the case of termination by Seller) fail or are otherwise unable to perform in any material respect their respective covenants and agreements contained in this Agreement that are required to be performed before the Closing; (d) by either Party if the Closing shall not have occurred on or before October 11, 2024, by reason of the failure of any condition precedent under Sections 7 and 8 (unless the failure results primarily from the terminating Party itself breaching any representation, warranty, or covenant contained in this Agreement) or (e) by either Party if a governmental order is issued prohibiting or materially limiting the consummation of the transactions contemplated hereunder.

9.2            Effect of Termination. If this Agreement is terminated pursuant to Section 9.1 hereof, all obligations of Seller and Purchaser under this Agreement shall terminate without further liability.

10.            MISCELLANEOUS.

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10.1         Survival. All representations and warranties contained herein and all related rights to indemnification shall survive the execution and delivery of this Agreement and the Closing for a period of fifteen (15) months. All covenants and agreements contained herein shall survive the execution and delivery of this Agreement and the Closing until the date that such covenant, obligation, or agreement has been fully performed in accordance with its terms.

10.2         Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement (“Transfer Taxes”) shall be borne one half by the Seller and one half by the Purchaser. The parties shall cooperate in filing any tax return relating to the Transfer Taxes and mitigating any Transfer Taxes.

10.3         Notices. All notices given pursuant to this Agreement will be in writing and will be deemed effective when personally delivered or when placed in the United States mail, registered or certified with return receipt requested, or when placed in the custody of a nationally recognized courier service for overnight delivery. For purposes of notice, the addresses of the Parties will be the principal office of each Party or any other address provided by a Party to the other from time to time.

10.4         Amendments. Amendments or modifications may be made to this Agreement in a written document signed by the Parties, and any alleged amendment or modification which is not so documented will not be effective as to any Party.

10.5         Entire Agreement; Counterparts. This Agreement supersedes all previous agreements, and constitutes the entire agreement of whatsoever kind or nature existing among the Parties respecting the subject matter contained herein and no Party will be entitled to benefits other than those specified herein. As among the Parties, no oral statements not specifically incorporated herein will be of any force and effect. Each Schedule, deliverable and certificate provided hereunder, and each written disclosure required hereby is incorporated by reference into this Agreement and will be considered a part of this Agreement. This Agreement may be executed in two or more counterparts, each and all of which will be deemed an original and all of which together will constitute but one and the same instrument.

10.6         Sections and Headings. The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and will have no legal effect in construing the provisions of this Agreement.

10.7         Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein will include the masculine, feminine and neuter, and the number of all words herein will include the singular and plural.

10.8         Severability. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability will in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which will be and remain in full force and effect, enforceable in accordance with its terms. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the applicable law governing this Agreement, they will take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by applicable law and, to the extent necessary, will amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

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10.9         Governing Law; Venue. This Agreement will be construed and enforced in accordance with the laws of the State of New York without regard to its principles of conflicts of laws. The Parties hereby designate all courts of record sitting in Manhattan, New York, both state and federal, as forums where any action, suit or proceeding in respect of or arising out of this Agreement, will be prosecuted as to all Parties, their successors and assigns, and by the foregoing designations the Parties consent to the jurisdiction and venue of such courts.

10.10     Benefit; Assignment. Subject to provisions herein to the contrary, this Agreement will inure to the benefit of and be binding upon the Parties and their respective legal representatives, successors, and assigns. This Agreement is intended solely for the benefit of the Parties and is not intended to, and will not, create any enforceable third party beneficiary rights.

10.11     Waiver. Failure by any Party to enforce any of the provisions hereof for any length of time will not be deemed a waiver of its rights set forth in this Agreement. Such a waiver may be made only by an instrument in writing signed by the Party sought to be charged with the waiver. No waiver of any condition or covenant of this Agreement will be deemed to imply or constitute a further waiver of the same or any other condition or covenant, and nothing contained in this Agreement will be construed to be a waiver on the part of the Parties of any right or remedy at law or in equity or otherwise.

10.12     Construction. Every covenant, term, and provision of this Agreement will be construed simply according to its fair meaning and not strictly for or against any Party.

10.13     Additional Documents. Each Party agrees to perform, or cause other persons under their direction or control to perform, all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement, including, without limitation (a) execution and delivery of such further instruments and documents and filings and applications with any applicable governmental authority, and (b) in connection with filings with any governmental authorities, processing any change of ownership or information documentation, or preparation of financial information, tax returns or cost reports.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

SELLER:

CICO DIGITAL SOLUTIONS LIMITED

By:
Name:
Title:

PURCHASER:

FINTECH SCION LIMITED

By:
Name:
Title:

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